                                   EXHIBIT 5.

                        [FISHER THURBER LLP LETTERHEAD]


                                  June 6, 1996

SGI International
1200 Prospect Street
La Jolla, CA  92037

         Re: Form S-8 Registration Statement

Gentlemen:

         We have acted as special counsel to SGI International, a Utah corporation (the "Company") in connection with the review of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in order to register 512,509 shares of the Company's common stock, no par value per share (the "Common Stock"), issued and issuable upon exercise of the Warrants accompanying the Employment Agreements and Consulting Agreements referenced in the Registration Statement.

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued in accordance with the Registration Statement and the provisions of the Employment Agreement, Consulting Agreements and Warrants referenced in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                Fisher Thurber, Ltd.

                                                By: /s/ David A. Fisher
                                                    --------------------------
                                                      David A. Fisher